UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2016

Date of Report (Date of earliest event reported)

E-COMPASS ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37516	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, 37th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-912-8918

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

IMPORTANT NOTICES

E-compass Acquisition Corp. (“Parent” or the “Company”) and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s shareholders to be held to approve the proposed acquisition discussed in the section titled “Entry Into a Material Definitive Agreement” below. The Company’s officers and directors have no rights to any liquidation distribution the Company makes with respect to the ordinary shares sold in its initial public offering (“IPO”). Therefore, their equity holding will have no value if the Company does not acquire a target business within eighteen months of the IPO as required by the Company’s Amended and Restated Memorandum and Articles of Association, unless an extension to such time is approved by its shareholders. Shareholders of the Company and other interested persons are advised to read the Company’s Registration Statement on Form S-4 and proxy statement, when available, in connection with the Company’s solicitation of proxies for the special meeting because this proxy statement will contain important information.

The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed acquisition. Shareholders will also be able to obtain a copy of the Registration Statement on Form S-4 and proxy statement without charge from the Company. The Registration Statement on Form S-4 and proxy statement, once available, may also be obtained without charge at the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding NYM Holding, Inc. (“NYM”) or any of NYM’s subsidiaries (together with NYM, the “acquisition parties”) strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding NYM’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company and NYM may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: continued compliance with government regulations; changing legislation or regulatory environments; requirements or changes affecting the businesses in which NYM is engaged; industry trends, including factors affecting supply and demand; labor and personnel relations; credit risks affecting NYM’s revenue and profitability; NYM’s ability to effectively manage its growth, including implementing effective controls and procedures and attracting and retaining key management and personnel; changing interpretations of generally accepted accounting principles; and general economic conditions. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the Company or NYM. Neither the Company nor NYM assumes any obligation to update any forward-looking statements.

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Item 1.01. Entry Into a Material Definitive Agreement

On July 25, 2016, E-compass Acquisition Corp., a Cayman Islands company (“Parent,” or the “Company”), iFresh Inc., a Delaware corporation and a wholly-owned subsidiary of E-compass (“iFresh”), iFresh Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of iFresh (“Merger Sub”), NYM Holding, Inc., a Delaware corporation (“NYM”) the stockholders of NYM (the “Stockholders”), and Long Deng, as representative of the Stockholders, entered into a Merger Agreement (the “Agreement”).

Acquisition of NYM; Acquisition Consideration

Upon the closing of the transactions contemplated in the Agreement, iFresh will acquire (the “Acquisition”) 100% of the issued and outstanding equity securities of NYM in exchange for an aggregate of 12 million shares of the common stock of iFresh (the “iFresh Common Stock”) and $5 million in cash.

Pursuant to the terms of a voting agreement to be entered into at closing, the parties agreed that immediately following the closing of the Acquisition, iFresh’s board of directors will consist of five directors, four of whom will be designated by NYM and one of whom will be designated by iFresh.

Redomestication Merger

Immediately prior to the Acquisition, Parent will be merged with and into iFresh, the separate corporate existence of Parent will cease and iFresh will continue as the surviving corporation (the “Redomestication Merger”). In connection with the Redomestication Merger, each shares of Parent’s issued and outstanding capital stock will be converted into an equivalent amount of iFresh’s capital stock:

●	Each ordinary share of Parent will be converted automatically into one share of common stock of iFresh.

●	Each right to acquire one-tenth of one ordinary share of Parent will be converted into one right to acquire one-tenth of one share of common stock of iFresh.

●	Each unit of Parent will be converted automatically into one iFresh unit.

Shareholder Approval

Prior to the consummation of the transactions contemplated by the Agreement (i) a majority of the holders of Parent’s ordinary shares must approve the transactions contemplated by the Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, Parent must call a special meeting of its common Stockholders and must prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”) and proxy statement and proxy card for the Redomestication Merger and Stockholder Approval.

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Representations and Warranties

In the Agreement, NYM makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Agreement) relating to, among other things: (a) proper corporate organization of NYM and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) related-party transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) that NYM is not an investment company; and (u) other customary representations and warranties.

In the Agreement, Parent makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) minimum trust fund amount; (g) Nasdaq listing; and (h) SEC filing requirements.

Conduct Prior to Closing; Covenants

NYM has agreed to operate its business in the ordinary course, consistent with past practices, prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of Parent.

The Agreement also contains covenants of the Company providing for:

●	NYM and its subsidiaries and portfolio companies to provide access to their books and records and providing information relating to NYM’s business to Parent, its counsel and other representatives; and

●	NYM to deliver the financial statements required by the Company to make applicable filings with the SEC.

Conditions to Closing

General Conditions

Consummation of the Agreement and the acquisition is conditioned on (a) the absence of any order, stay, judgment or decree by any government agency or any pending or threatened litigation seeking to enjoin, modify, amend or prohibit the Acquisition; (b) the consummation of the Redomestication Merger, and (c) the SEC declaring the Registration Statement effective.

NYM’S Conditions to Closing

The obligations of NYM to consummate the transactions contemplated by the Agreement, in addition to the conditions described above, are conditioned upon (i) Parent and iFresh complying with all of their respective obligations required to be performed by them pursuant to the required covenants in the Agreement, (ii) the representations and warranties of Parent being true on and as of the closing date of the Acquisition and (iii) Parent having obtained debt financing of at least $15 million on terms reasonably acceptable to NYM.

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Parent’s and iFresh’s Conditions to Closing

The obligations of Parent and iFresh to consummate the transactions contemplated by the Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	the representations and warranties of the Company being true on and as of the closing date of the acquisition and NYM complying with all required covenants in the Agreement;

●	there having been no material adverse effect to NYM’s business, regardless of whether it involved a known risk;

●	receipt by Parent of third party consents;

●	Parent receiving a legal opinion from NYM’s counsel; and

●	a majority of the holders of ordinary shares of Parent shall have approved the Agreement and the transactions contemplated by the Agreement.

Termination

The Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Parent’s shareholders, by:

●	Either Parent or iFresh if the closing has not occurred by February 18, 2017;

●	Parent, if NYM or any Stockholder has materially breached any representation, warranty, agreement or covenant contained in the Agreement and such breach has not been cured within fifteen days following the receipt by NYM or any Stockholder, as applicable, of Parent’s written notice to terminate the Agreement; or

●	NYM, if iFresh has materially breached any representation, warranty, agreement or covenant contained in the Agreement and such breach has not been cured within fifteen days following the receipt by the iFresh of NYM’s written notice to terminate the Agreement.

Indemnification

Until the first anniversary of the date of the closing of the Acquisition, NYM and the Stockholders have agreed, jointly and severally, to indemnify the iFresh and its affiliates from any damages arising from (a) any breach of any representation, warranty or covenant made by the Representing Parties, (b) any actions by any third parties with respect to NYM’s business for any period on or prior to the closing date, (c) the violation of any laws in connection with or with respect to the operation of the business on or prior to the closing date, (d) any claims by any employee of NYM or any of its subsidiaries or portfolio companies, (e) any taxes attributable to the period prior to closing or (f) any sales, use, transfer or similar tax imposed on iFresh or its affiliates as a result of the transactions contemplated by the Agreement. The indemnification obligations are capped at $24,000,000. The Stockholders agreed to place 2.4 million of the consideration shares (valued at $10.00 per share) in escrow to satisfy any indemnification obligations incurred under the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger and Share Exchange Agreement, which is filed as Exhibit 10.1 hereto, which is incorporated by reference in this report.

Item 8.01. Other Events

On July 27, 2016, the Company issued a press release announcing its entry into the Agreement. The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

10.1	Merger Agreement dated July 25, 2016

99.1	Press release dated July 27, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 27, 2016

E-COMPASS ACQUISITION CORP.

By:	/s/ Richard Xu
Name:	Richard Xu
Title:	Chairman and Chief Executive Officer

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